                                                                      EXHIBIT 99

NEWS RELEASE

                                                                  (VERIZON LOGO)

FOR IMMEDIATE RELEASE                           MEDIA CONTACTS:
JAN. 29, 2004                                   PETER THONIS
                                                212-395-2355
                                                peter.thonis@verizon.com

                                                BOB VARETTONI
                                                212-395-7726
                                                robert.a.varettoni@verizon.com


                  VERIZON REPORTS SOLID OVERALL FOURTH-QUARTER
               AND YEAR-END RESULTS, BASED ON STRONG FUNDAMENTALS

           MARKET-SHARE GAINS IN WIRELESS, LONG-DISTANCE AND BROADBAND
                         BOLSTER REVENUES AND CASH FLOW

                                 2003 HIGHLIGHTS

Earnings Per Share:

         o Fourth quarter: 53 cent fully diluted per share loss, or 58 cent fully diluted earnings per share (EPS) before special items (non-GAAP measure)

         o        Year-end: $1.11 in EPS, or $2.62 EPS before special items
                  (non-GAAP)

Revenues:

         o Fourth quarter: up 0.7 percent, or 2.6 percent with consistent directory accounting treatment (non-GAAP)

         o Year-end: up 0.7 percent, or 1.7 percent in comparable growth as well as consistent directory accounting treatment (non-GAAP)

Wireless:

         o Fourth quarter: a record 1.5 million total net customer additions (1.4 million retail net additions), up 54.2 percent from last year's quarter; revenue growth of 14.6 percent; record-low retail and total churn; strong operating income margins

         o Year-end: a record 5.0 million total net customer additions, (4.6 million retail net additions); 37.5 million total customers; total revenues of $22.5 billion, up 15.5 percent over 2002

Domestic Telecom:

         o More than $2 billion in annual long-distance revenues, with in-region retail market penetration of 41 percent; 16.6 million total long-distance lines

Verizon News Release, page 2


         o 2.3 million total DSL (digital subscriber lines); 203,000 fourth-quarter net additions

         o Nearly 1,200 contracts with large businesses for Enterprise Advance services

Cash Management:

         o Capital expenditures of $11.9 billion, compared with $13.1 billion in 2002

         o Free cash flow (non-GAAP, cash from operating activities less capital expenditures and dividends) of $6.4 billion, up 31.4 percent compared with $4.8 billion in 2002

         o Total debt of $45.4 billion, compared with $53.3 billion at year-end 2002; Net debt (non-GAAP, gross debt less cash and cash equivalents) of $44.7 billion, compared with $51.8 billion at year-end 2002.

Note: See the schedules accompanying this news release and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for the non-GAAP financial measures mentioned in this announcement.

         NEW YORK -- Verizon Communications Inc. (NYSE:VZ) today announced fourth-quarter and year-end 2003 results highlighted by customer gains in wireless, long-distance and broadband, continued solid cash flow, and overall revenue growth.

         For the fourth quarter 2003, Verizon reported a loss of $1.5 billion (53 cents in fully diluted EPS) that includes $3.1 billion in special items, primarily $2.9 billion in previously announced costs associated with a voluntary separation plan under which more than 21,000 employees left the payroll in the quarter. Excluding special items, Verizon earned $1.6 billion in the quarter, or 58 cents per share.

         For the year, Verizon reported earnings of $3.1 billion ($1.11 per share), or $7.3 billion ($2.62 per share) before special items.

                           STRENGTH OF BUSINESS MODEL

         "In 2003, Verizon once again demonstrated the strength of its business model," said Chairman and CEO Ivan Seidenberg. "We have been successful at increasing our revenues, our customer base and our cash flow at the same time we have been transforming our cost structure, our operational efficiency, and our mix of products and services.

         "We are winning customers in markets new to Verizon, such as nationwide long-distance and sophisticated data services to large businesses. In wireless, we are widening our industry lead. In broadband, we have aggressively added customers in DSL while setting a stake in the ground for new growth in 2004. Verizon has a unique leadership role to play in the new broadband and wireless era of communications."

Verizon News Release, page 3


                        FOURTH-QUARTER FINANCIAL RESULTS

         Verizon's fourth-quarter 2003 operating revenues were $17.3 billion, up
0.7 percent from the prior year's quarter, driven by Verizon Wireless' sixth consecutive quarter of double-digit, year-over-year revenue increases. Wireless service revenue grew 13.9 percent, to $5.4 billion, from $4.7 billion in the fourth quarter 2002. Total Verizon Wireless revenue, which includes equipment and other revenue, grew 14.6 percent to $6.0 billion, from $5.2 billion in the fourth quarter 2002.

       Beginning in 2003, results from Verizon's directory publishing unit have been reported using the amortization method of accounting (see Information Services section below). Applying consistent accounting treatment to directory revenues, Verizon's consolidated revenues increased 2.6 percent in the fourth quarter 2003, compared with the fourth quarter 2002.

     Total operating expenses were $19.4 billion in the fourth quarter 2003 and include special items as well as costs, such as a 3 percent lump-sum payment, associated with contract agreements covering most of Verizon's unionized workforce.

     Fourth-quarter special items included a $2.9 billion severance, pension and benefit charge for the voluntary separation plan, and $0.2 billion for other charges associated with environmental remediation programs and leasing operations partially offset by net gains from sales of investments.

                           YEAR-END FINANCIAL RESULTS

         For the year, operating revenues totaled $67.8 billion in 2003, a 0.7 percent increase from 2002 on a reported basis and a 1.6 percent increase on a comparable basis. Revenues, operating expenses and statistics described on a comparable basis exclude the effects of 1.27 million switched access lines that were sold during 2002. Applying consistent accounting treatment to directory revenues, Verizon's comparable revenues increased 1.7 percent in 2003, compared with 2002.

         Reported 2003 earnings of $3.1 billion included net charges of $4.2 billion. These net charges include special gains of $0.5 billion related to accounting changes and the net proceeds from sales of investments. These gains were more than offset by charges, including $3.4 billion related to severance, pension and benefit costs; $0.9 billion related to Verizon's decision to sell

Verizon News Release, page 4


its consolidated interest in Mexican wireless carrier Grupo Iusacell; and $0.4 billion in other special items.

         Reported operating expenses were $60.3 billion in 2003.

                       DEBT REDUCTION AND CASH FLOW GAINS

         Total debt decreased 14.8 percent to $45.4 billion at year-end 2003, compared with $53.3 billion at year-end 2002. Net debt was $44.7 billion at year-end 2003, compared with $51.8 billion at year-end 2002.

         Net cash provided by operating activities was $22.5 billion in 2003, compared with $22.1 billion in 2002, and capital expenditures totaled $11.9 billion in 2003, compared with $13.1 billion in 2002. With $4.2 billion in dividends paid in both years, free cash flow was $6.4 billion in 2003, compared with $4.8 billion in 2002.

                               OPERATIONAL GROWTH

         Verizon Wireless added nearly 1.5 million net subscribers in the fourth quarter and 5.0 million net subscribers for the year, the highest quarterly and annual net adds in the company's history. Customers totaled 37.5 million at year-end, up 15.5 percent over year-end 2002. In addition to its record net subscribers, Verizon Wireless sustained all-around strong performance for the quarter and for the year in revenue growth, profitability, record low churn and efficiency gains.

         Verizon's revenue from interLATA long-distance services totaled more than $2 billion in 2003, as the company added a net of 736,000 long-distance lines in the fourth quarter 2003. Verizon ended the year with more than 16.6 million long-distance lines -- a net gain of about 4.2 million lines, or 33.3 percent, compared with the 12.5 million lines in service at year-end 2002.

         Verizon also added a net of 203,000 DSL lines in the fourth quarter 2003, the company's largest quarterly gain in DSL lines in two years. Verizon ended the year with more than 2.3 million DSL lines, representing a net of 649,000 additional DSL lines since year-end 2002, a growth rate of 38.9 percent.

         In the fourth quarter, Verizon continued to roll out Verizon Freedom plans, which help retain and win back customers by offering local services with various combinations of long-

Verizon News Release, page 5


distance, wireless and Internet access in a discounted bundle available on one bill. In 2003, the company launched Verizon Freedom plans in 17 consumer markets, covering more than 85 percent of the company's consumer access-line base, and in eight business markets, covering more than 69 percent of the company's business access-line base.

         As of year-end, Verizon had entered into nearly 1,200 contracts with large business customers for Enterprise Advance services.

         Further details about Verizon's 2004 financial and operational outlook will be announced in a news release later today.

                           BUSINESS SEGMENT HIGHLIGHTS

         Following are fourth-quarter and year-end 2003 highlights from Verizon's four business segments.

DOMESTIC TELECOM

         (Note: Current and prior periods exclude the effects of access lines sold in 2002.)

o Operating revenues for all long-distance services increased 29.5 percent to $1.0 billion in the fourth quarter 2003, compared with $0.8 billion in the fourth quarter 2002. For the year, these revenues increased 19.5 percent to $3.8 billion in 2003, compared with $3.2 billion in 2002. Revenues in this category include intraLATA toll as well as interLATA long-distance.

o Approximately 41 percent of Verizon's local wireline customers have chosen Verizon as their long-distance carrier.

o As of year-end, approximately 48 percent of Verizon residential customers have purchased local services in combination with either Verizon long-distance or Verizon DSL, or both.

o The average revenue per month per Verizon wireline customer increased nearly 7 percent in the fourth quarter 2003, compared with the fourth quarter 2002.

o Total revenues for high-capacity and data services were $1.9 billion in the fourth quarter, slightly higher than fourth quarter 2002 and driven by growth in revenues from DSL.

o By year-end, approximately 80 percent of Verizon's 55.5 million access lines qualified for DSL service -- meeting the company's target.

o Continuing a focus on cash management and financial controls, Domestic Telecom's expenses for uncollectible accounts decreased 51 percent and days sales outstanding decreased from 68 to 61, comparing the fourth quarter 2003 with the fourth quarter 2002. For the year, cash from operating activities, net of capital expenditures (non-GAAP, segment free cash flow) increased by 55 percent to $5.5 billion, comparing 2003 with 2002.

Verizon News Release, page 6


o Primarily as a result of the voluntary separation plan in the fourth quarter, the number of employees in the Domestic Telecom business unit was reduced by more than 22,500 in 2003.

o In 2003, Verizon's Enterprise Solutions Group built out its fiber-optic network to serve 34 major business markets nationwide, offering advanced data services to local and long-distance Enterprise customers.

o In the fourth quarter 2003, Verizon took another step forward in its plan to begin deploying fiber-to-the-premises systems this year by completing the selection of equipment manufacturers and suppliers for the project. The company has also unveiled plans for leadership in the emerging broadband industry, announcing that it will accelerate the evolution of its nationwide wireline network to packet-switching technology.

VERIZON WIRELESS

o Verizon Wireless' retail customer base grew nearly 15 percent year-over-year and represented 36.0 million of the company's 37.5 million total customers at the end of the fourth quarter. Retail gross additions were up 10 percent over the fourth quarter 2002, while retail net additions were up 48.5 percent -- totaling approximately 1.4 million of the company's 1.5 million net additions.

o Record-low churn for the quarter and the year drove record net-add performance. The quarter's churn performance was even more impressive given the introduction of local number portability in November. Retail churn and total churn, which includes wholesale, were 1.7 percent for the quarter. Churn in the retail post-pay segment, which is 91 percent of the company's base, was 1.3 percent for the quarter. The company sustained these customer loyalty levels throughout 2003, with total churn of 1.8 percent for the year.

o Average monthly service revenue per subscriber was $49 for the fourth quarter and for the year. Service revenue for the quarter was $5.4 billion, up 13.9 percent. Service revenue for the year was $20.3 billion, up 14.6 percent.

o The company continued its industry-leading low-cost structure, as cash expense per subscriber decreased slightly over the prior-year quarter and over the prior sequential quarter. For the year, cash expense per subscriber increased less than 1 percent, a particularly significant achievement given the record volume of new subscribers.

o        Quarterly operating income margin remained strong at 18.5 percent.
         Quarterly operating income increased 11.7 percent year-over-year to $1.1 billion. Similarly strong, operating income margin for the year was 18.2 percent, on annual operating income of $4.1 billion. Segment free cash flow was $2.9 billion in 2003, a 39 percent increase compared with 2002.

Verizon News Release, page 7


o Demand for the company's growing family of data services continued to build during the fourth quarter, with data services accounting for more than 3 percent of the fourth quarter's total service revenue. Data services delivered more than 2 percent of total service revenue in 2003, up from 1 percent in 2002.

o Text messaging grew to more than 550 million text messages a month; Get It Now(SM) BREW-based downloadable ringtones, games and exclusive content grew to 5 million downloads a month; and picture messaging grew to 3 million picture messages a month. Driving this growth, approximately one-fifth of all customers now have color handsets, and more than 50 percent have 1X-enabled phones. New devices and applications launched during the quarter included the Microsoft(R) Windows Mobile(TM)- based Samsung i600 Smartphone, and Mobile IM service with access to MSN Messenger, AOL IM and, soon, Yahoo! Messenger.

o In a major announcement earlier this month, the company said it will immediately begin expanding its BroadbandAccess third-generation EV-DO network nationally, with service expected to be available in many cities this summer. BroadbandAccess, the fastest wireless wide-area data connection available with average user speeds of 300-500 kbps, is already offered in San Diego and Washington, D.C. The company plans to spend $1 billion over the next two years, in addition to its ongoing annual capital program, to deploy EV-DO nationally.

INFORMATION SERVICES

         (Note: Effective Jan. 1, 2003, Verizon changed its accounting for recognizing directory revenues and direct expenses from the publication-date method to the amortization method. The publication-date method recognizes revenues and expenses when directories are distributed. Under the amortization method, which is increasingly becoming the industry standard, revenues and expenses are recognized over the life of the directory, which is usually 12 months. This change results in a more even distribution of revenue and expenses throughout the year, and does not impact cash flow. As required by GAAP, the previous year's results have not been adjusted for this change.)

o Verizon Information Services (VIS) revenue decreased 26 percent and 4 percent over the fourth quarter and the year, respectively, primarily due to the change from the publication-date method to the amortization method of accounting and the elimination of revenue related to sales of businesses. Excluding the effects of these items, revenues were essentially flat for both presented periods.

o VIS' domestic Internet directory, SuperPages.com(TM), continues to achieve strong growth as demonstrated by a 33 percent increase in revenue and a 36 percent increase in searches over 2002.

o Segment free cash flow was $1.1 billion in 2003, a 10 percent increase compared with 2002.

Verizon News Release, page 8


INTERNATIONAL

o Equity in earnings of unconsolidated businesses increased to $302 million in the fourth quarter, bringing full-year equity in earnings of unconsolidated businesses to $1.1 billion, compared with $179 million and $644 million in the fourth quarter and full-year 2002, respectively. A large portion of these increases were driven by Italian tax benefits from a reorganization and other non-operational income at Vodafone Omnitel, favorable foreign exchange rates, and improving operational performance on a year-to-date basis, partially offset by lower year-to-date gains on sales of investments.

o Fourth-quarter revenues were $477 million, bringing full-year revenues to $1.9 billion, compared with $549 million and $2.2 billion in the fourth quarter and full-year 2002, respectively. The revenue decline was primarily the result of deteriorating foreign exchange rates in the Dominican Republic.

         A Fortune 10 company, Verizon Communications (NYSE:VZ) is one of the world's leading providers of communications services, with approximately $68 billion in annual revenues. Verizon companies are the largest providers of wireline and wireless communications in the United States. Verizon is also the largest directory publisher in the world, as measured by directory titles and circulation. Verizon's international presence includes wireline and wireless communications operations and investments, primarily in the Americas and Europe. For more information, visit www.verizon.com.

                                      ####

VERIZON'S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon's News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------
                                 (dollars in millions, except per share amounts)

                                                      3 Mos. Ended  3 Mos. Ended            12 Mos. Ended  12 Mos. Ended
Unaudited                                               12/31/03       12/31/02   % Change      12/31/03       12/31/02   % Change
                                                      ------------  ------------  --------- -------------  -------------  ---------
OPERATING REVENUES                                     $  17,278    $  17,154           .7    $  67,752    $  67,304           .7

OPERATING EXPENSES
Cost of services and sales                                 5,877        5,016         17.2       21,783       19,911          9.4
Selling, general & administrative expense                 10,102        5,951         69.8       24,999       21,846         14.4
Depreciation and amortization expense                      3,447        3,395          1.5       13,617       13,290          2.5
Sales of businesses, net                                      --           --            *         (141)      (2,747)       (94.9)
                                                       ---------    ---------                 ---------    ---------
TOTAL OPERATING EXPENSES                                  19,426       14,362         35.3       60,258       52,300         15.2

OPERATING INCOME (LOSS)                                   (2,148)       2,792            *        7,494       15,004        (50.1)
Equity in earnings (loss) of unconsolidated businesses       605          129            *        1,278       (1,547)           *
Income (loss) from other unconsolidated businesses           172         (116)           *          331       (2,857)           *
Other income and (expense), net                               15           82        (81.7)          38          192        (80.2)
Interest expense                                            (665)        (798)       (16.7)      (2,797)      (3,130)       (10.6)
Minority interest                                           (451)        (382)        18.1       (1,583)      (1,404)        12.7
                                                       ---------    ---------                 ---------    ---------
INCOME (LOSS) BEFORE PROVISION FOR INCOME
   TAXES, DISCONTINUED OPERATIONS AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 (2,472)       1,707            *        4,761        6,258        (23.9)
Income tax benefit (provision)                             1,014          610         66.2       (1,252)      (1,597)       (21.6)
                                                       ---------    ---------                 ---------    ---------
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE             (1,458)       2,317            *        3,509        4,661        (24.7)
DISCONTINUED OPERATIONS
   Loss from operations of Iusacell                           --          (24)      (100.0)        (957)         (74)           *
   Income tax benefit (provision)                             --           (3)      (100.0)          22          (12)           *
                                                       ---------    ---------                 ---------    ---------
     Loss on discontinued operations                          --          (27)      (100.0)        (935)         (86)           *
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                                 --           --            *          503         (496)           *
                                                       ---------    ---------                 ---------    ---------
NET INCOME (LOSS)                                      $  (1,458)   $   2,290            *    $   3,077    $   4,079        (24.6)
                                                       =========    =========                 =========    =========

BASIC EARNINGS (LOSS) PER SHARE                        $    (.53)   $     .84            *    $    1.12    $    1.49        (24.8)
Weighted average number of common
   shares (in millions)                                    2,765        2,740                     2,756        2,729

DILUTED EARNINGS (LOSS) PER SHARE(1)                   $    (.53)   $     .83            *    $    1.11    $    1.49        (25.5)
Weighted average number of common
    shares-assuming dilution (in millions)                 2,765        2,772                     2,789        2,745

FOOTNOTES:

(1) Diluted Earnings (Loss) per Share include income related to share dilution (exchangeable equity interests) of $6 million and $21 million for the fourth quarter and year-to-date 2003, respectively, $4 million and $7 million for the fourth quarter and year-to-date 2002, respectively, and the dilutive effect of shares issuable under our stock-based compensation plans and exchangeable equity interests, which represent the only potential dilution. There is no impact of dilutive securities in the fourth quarter of 2003, since a net loss from continuing operations was reported.


Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

* Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME BEFORE SPECIAL ITEMS
--------------------------------------------------------------------------------
                                 (dollars in millions, except per share amounts)

                                                     3 Mos. Ended  3 Mos. Ended             12 Mos. Ended  12 Mos. Ended
Unaudited                                              12/31/03      12/31/02    % Change     12/31/03        12/31/02    % Change
                                                     ------------  ------------  ---------  -------------  -------------  ---------
OPERATING REVENUES(1)
  Domestic Telecom                                     $   9,905    $  10,066         (1.6)   $  39,602    $  40,839          (3.0)
  Domestic Wireless                                        5,984        5,223         14.6       22,489       19,473          15.5
  Information Services                                     1,013        1,374        (26.3)       4,114        4,287          (4.0)
  International                                              477          549        (13.1)       1,949        2,219         (12.2)
  Other                                                     (101)         (58)        74.1         (402)        (137)        193.4
                                                       ---------    ---------                 ---------    ---------
TOTAL OPERATING REVENUES                                  17,278       17,154           .7       67,752       66,681           1.6
                                                       ---------    ---------                 ---------    ---------
OPERATING EXPENSES(1)
  Cost of services and sales                               5,776        4,956         16.5       21,682       19,632          10.4
  Selling, general & administrative expense                4,909        4,581          7.2       18,781       17,925           4.8
  Depreciation and amortization expense                    3,447        3,395          1.5       13,617       13,290           2.5
  Sales of businesses, net                                    --           --            *         (141)          --             *
                                                       ---------    ---------                 ---------    ---------
TOTAL OPERATING EXPENSES                                  14,132       12,932          9.3       53,939       50,847           6.1
                                                       ---------    ---------                 ---------    ---------

OPERATING INCOME                                           3,146        4,222        (25.5)      13,813       15,834         (12.8)
Operating income impact of operations sold(1)                 --           --            *           --          382        (100.0)
Equity in earnings of unconsolidated businesses              257          146         76.0          930          515          80.6
Income (loss) from other unconsolidated businesses            (4)           6            *          155          218         (28.9)
Other income and (expense), net                               15           68        (77.9)          99          234         (57.7)
Interest expense                                            (665)        (798)       (16.7)      (2,797)      (3,130)        (10.6)
Minority interest                                           (451)        (398)        13.3       (1,583)      (1,467)          7.9
                                                       ---------    ---------                 ---------    ---------
INCOME BEFORE PROVISION FOR INCOME TAXES
  AND DISCONTINUED OPERATIONS                              2,298        3,246        (29.2)      10,617       12,586         (15.6)
Provision for income taxes                                  (703)      (1,030)       (31.7)      (3,335)      (4,140)        (19.4)
                                                       ---------    ---------                 ---------    ---------
INCOME BEFORE DISCONTINUED OPERATIONS                      1,595        2,216        (28.0)       7,282        8,446         (13.8)

DISCONTINUED OPERATIONS
  Income (loss) from operations of Iusacell                   --          (22)      (100.0)           1          (71)            *
  Income tax benefit (provision)                              --           (3)      (100.0)          (4)         (12)        (66.7)
                                                       ---------    ---------                 ---------    ---------
    Loss on discontinued operations                           --          (25)      (100.0)          (3)         (83)        (96.4)
                                                       ---------    ---------                 ---------    ---------
NET INCOME BEFORE SPECIAL ITEMS                        $   1,595    $   2,191        (27.2)   $   7,279    $   8,363         (13.0)
                                                       =========    =========                 =========    =========

BASIC EARNINGS PER SHARE                               $     .58    $     .80        (27.5)   $    2.64    $    3.06         (13.7)
Weighted average number of common
    shares (in millions)                                   2,765        2,740                     2,756        2,729

DILUTED ADJUSTED EARNINGS PER SHARE                    $     .58    $     .79        (26.6)   $    2.62    $    3.05         (14.1)
Weighted average number of common
    shares-assuming dilution (in millions)                 2,765        2,772                     2,789        2,745

FOOTNOTES:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

(1) Reclassifications of prior period amounts have also been made to reflect comparable operating results excluding significant operations sold, the previously announced Domestic Telecom access lines, as follows:

                                                     3 Mos. Ended      3 Mos. Ended           12 Mos. Ended      12 Mos. Ended
                                                       12/31/03           12/31/02              12/31/03          12/31/02
                                                     ------------      ------------           -------------      -------------
                Revenues                              $      --         $      --              $      --          $     623
                Expenses                              $      --         $      --              $      --          $     241


*  Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME - RECONCILIATIONS
--------------------------------------------------------------------------------
                                 (dollars in millions, except per share amounts)

                                                                           SPECIAL AND NON-RECURRING ITEMS
                                                                     --------------------------------------------
                                                       3 Mos. Ended                                                3 Mos. Ended
                                                         12/31/03      Severance,                     Sales of        12/31/03
                                                         Reported      Pension and    Other Special  Investments,  Before Special
Unaudited                                                 (GAAP)     Benefit Charges      Items          Net           Items
                                                       ------------  ---------------  -------------  ------------  --------------
OPERATING REVENUES                                       $  17,278      $      --      $      --      $      --      $  17,278
OPERATING EXPENSES
Cost of services and sales                                   5,877           (101)            --             --          5,776
Selling, general & administrative expense                   10,102         (4,594)          (299)          (300)         4,909
Depreciation and amortization expense                        3,447             --             --             --          3,447
Sales of businesses, net                                        --             --             --             --             --
                                                         ---------      ---------      ---------      ---------      ---------
TOTAL OPERATING EXPENSES                                    19,426         (4,695)          (299)          (300)        14,132
                                                         ---------      ---------      ---------      ---------      ---------
OPERATING INCOME (LOSS)                                     (2,148)         4,695            299            300          3,146
Equity in earnings of unconsolidated businesses                605             --             --           (348)           257
Income (loss) from other unconsolidated businesses             172             --             --           (176)            (4)
Other income and (expense), net                                 15             --             --             --             15
Interest expense                                              (665)            --             --             --           (665)
Minority interest                                             (451)            --             --             --           (451)
                                                         ---------      ---------      ---------      ---------      ---------
INCOME (LOSS) BEFORE PROVISION FOR INCOME
  TAXES, DISCONTINUED OPERATIONS AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE                    (2,472)         4,695            299           (224)         2,298
Income tax benefit (provision)                               1,014         (1,813)           (84)           180           (703)
                                                         ---------      ---------      ---------      ---------      ---------
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                (1,458)         2,882            215            (44)         1,595
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                              --             --             --             --             --
  Income tax benefit (provision)                                --             --             --             --             --
                                                         ---------      ---------      ---------      ---------      ---------
    Loss on discontinued operations                             --             --             --             --             --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                                   --             --             --             --             --
                                                         ---------      ---------      ---------      ---------      ---------
NET INCOME (LOSS)                                        $  (1,458)     $   2,882      $     215      $     (44)     $   1,595
                                                         =========      =========      =========      =========      =========

BASIC EARNINGS (LOSS) PER COMMON SHARE(1)                $    (.53)     $    1.04      $     .08      $    (.02)     $     .58

DILUTED EARNINGS (LOSS) PER COMMON SHARE(1)              $    (.53)     $    1.04      $     .08      $    (.02)     $     .58

                                                                                  SPECIAL AND NON-RECURRING ITEMS
                                                                 -----------------------------------------------------------------
                                                  3 Mos. Ended
                                                    12/31/02                  Investment-     Severance,
                                                    Reported     Transition     Related      Pension and   Other Special    Tax
Unaudited                                            (GAAP)         Costs       Charges    Benefit Charges      Items     Benefits
                                                  ------------   ----------   -----------  --------------- -------------  ---------
OPERATING REVENUES                                  $ 17,154      $     --      $     --      $     --      $     --      $     --

OPERATING EXPENSES
Cost of services and sales                             5,016           (66)           --            (1)            7            --
Selling, general & administrative expense              5,951          (152)         (274)         (962)           18            --
Depreciation and amortization expense                  3,395            --            --            --            --            --
Sales of businesses, net                                  --            --            --            --            --            --
                                                    --------      --------      --------      --------      --------      --------
TOTAL OPERATING EXPENSES                              14,362          (218)         (274)         (963)           25            --
                                                    --------      --------      --------      --------      --------      --------
OPERATING INCOME                                       2,792           218           274           963           (25)           --
Operating income impact of operations sold                --            --            --            --            --            --
Equity in earnings of unconsolidated businesses          129            --            --            17            --            --
Income (loss) from other unconsolidated businesses      (116)           --           122            --            --            --
Other income and (expense), net                           82            --            --            --           (14)           --
Interest expense                                        (798)           --            --            --            --            --
Minority interest                                       (382)          (10)           --            (6)           --            --
                                                    --------      --------      --------      --------      --------      --------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                         1,707           208           396           974           (39)           --
Income tax benefit (provision)                           610           (79)         (149)         (372)           81        (1,121)
                                                    --------      --------      --------      --------      --------      --------
INCOME BEFORE DISCONTINUED OPERATIONS
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE           2,317           129           247           602            42        (1,121)
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                       (24)           --            --             2            --            --
  Income tax provision                                    (3)           --            --            --            --            --
                                                    --------      --------      --------      --------      --------      --------
    Loss on discontinued operations                      (27)           --            --             2            --            --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                             --            --            --            --            --            --
                                                    --------      --------      --------      --------      --------      --------
NET INCOME                                          $  2,290      $    129      $    247      $    604      $     42      $ (1,121)
                                                    ========      ========      ========      ========      ========      ========



BASIC EARNINGS PER COMMON SHARE(1)                  $    .84      $    .05      $    .09      $    .22      $    .02      $   (.41)

DILUTED EARNINGS PER COMMON SHARE(1)                $    .83      $    .05      $    .09      $    .22      $    .02      $   (.40)


                                                   3 Mos. Ended
                                                      12/31/02
                                                   Before Special
Unaudited                                              Items
                                                   -------------
OPERATING REVENUES                                    $ 17,154

OPERATING EXPENSES
Cost of services and sales                               4,956
Selling, general & administrative expense                4,581
Depreciation and amortization expense                    3,395
Sales of businesses, net                                    --
                                                      --------
TOTAL OPERATING EXPENSES                                12,932
                                                      --------
OPERATING INCOME                                         4,222
Operating income impact of operations sold                  --
Equity in earnings of unconsolidated businesses            146
Income (loss) from other unconsolidated businesses           6
Other income and (expense), net                             68
Interest expense                                          (798)
Minority interest                                         (398)
                                                      --------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                           3,246
Income tax benefit (provision)                          (1,030)
                                                      --------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE            2,216
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                         (22)
  Income tax provision                                      (3)
                                                      --------
    Loss on discontinued operations                        (25)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                               --
                                                      --------
NET INCOME                                            $  2,191
                                                      ========



BASIC EARNINGS PER COMMON SHARE(1)                    $    .80

DILUTED EARNINGS PER COMMON SHARE(1)                  $    .79


FOOTNOTE:

(1)      EPS totals may not add across due to rounding.

NOTE: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME - RECONCILIATIONS
--------------------------------------------------------------------------------
                                 (dollars in millions, except per share amounts)

                                                                                  Special and Non-Recurring Items
                                                                         -----------------------------------------------
                                                     12 Mos. Ended                        Severance,
                                                        12/31/03                          Pension and
                                                        Reported          Iusacell          Benefit        Other Special
Unaudited                                                (GAAP)            Charge           Charges             Items
---------                                            -------------       ----------       -----------      -------------
OPERATING REVENUES                                     $  67,752         $      --         $      --         $      --

OPERATING EXPENSES
Cost of services and sales                                21,783                --              (101)               --
Selling, general & administrative expense                 24,999                --            (5,422)             (496)
Depreciation and amortization expense                     13,617                --                --                --
Sales of businesses, net                                    (141)               --                --                --
                                                       ---------         ---------         ---------         ---------
TOTAL OPERATING EXPENSES                                  60,258                --            (5,523)             (496)
                                                       ---------         ---------         ---------         ---------
OPERATING INCOME                                           7,494                --             5,523               496
Equity in earnings of unconsolidated businesses            1,278                --                --                --
Income from other unconsolidated businesses                  331                --                --                --
Other income and (expense), net                               38                --                --                61
Interest expense                                          (2,797)               --                --                --
Minority interest                                         (1,583)               --                --                --
                                                       ---------         ---------         ---------         ---------
INCOME BEFORE PROVISION FOR INCOME
   TAXES, DISCONTINUED OPERATIONS AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                  4,761                --             5,523               557
Provision for income taxes                                (1,252)               --            (2,125)             (138)
                                                       ---------         ---------         ---------         ---------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE              3,509                --             3,398               419
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                          (957)              957                 1                --
  Income tax benefit (provision)                              22               (26)               --                --
                                                       ---------         ---------         ---------         ---------
      Loss on discontinued operations                       (935)              931                 1                --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                                503                --                --                --
                                                       ---------         ---------         ---------         ---------
NET INCOME                                             $   3,077         $     931         $   3,399         $     419
                                                       =========         =========         =========         =========

BASIC EARNINGS PER COMMON SHARE(1)                     $    1.12         $     .34         $    1.23         $     .15

DILUTED EARNINGS PER COMMON SHARE(1)                   $    1.11         $     .33         $    1.22         $     .15


                                                       Special and Non-Recurring Items
                                                     ----------------------------------
                                                                                          12 Mos. Ended
                                                     Cumulative Effect      Sales of         12/31/03
                                                      of Accounting        Investments,    Before Special
Unaudited                                                 Change               Net             Items
---------                                            -----------------     ------------    -------------
OPERATING REVENUES                                       $      --         $      --         $  67,752

OPERATING EXPENSES
Cost of services and sales                                      --                --            21,682
Selling, general & administrative expense                       --              (300)           18,781
Depreciation and amortization expense                           --                --            13,617
Sales of businesses, net                                        --                --              (141)
                                                         ---------         ---------         ---------
TOTAL OPERATING EXPENSES                                        --              (300)           53,939
                                                         ---------         ---------         ---------
OPERATING INCOME                                                --               300            13,813
Equity in earnings of unconsolidated businesses                 --              (348)              930
Income from other unconsolidated businesses                     --              (176)              155
Other income and (expense), net                                 --                --                99
Interest expense                                                --                --            (2,797)
Minority interest                                               --                --            (1,583)
                                                         ---------         ---------         ---------
INCOME BEFORE PROVISION FOR INCOME
   TAXES, DISCONTINUED OPERATIONS AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                       --              (224)           10,617
Provision for income taxes                                      --               180            (3,335)
                                                         ---------         ---------         ---------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                   --               (44)            7,282
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                              --                --                 1
  Income tax benefit (provision)                                --                --                (4)
                                                         ---------         ---------         ---------
      Loss on discontinued operations                           --                --                (3)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                                 (503)               --                --
                                                         ---------         ---------         ---------
NET INCOME                                               $    (503)        $     (44)        $   7,279
                                                         =========         =========         =========

BASIC EARNINGS PER COMMON SHARE(1)                       $    (.18)        $    (.02)        $    2.64

DILUTED EARNINGS PER COMMON SHARE(1)                     $    (.18)        $    (.02)        $    2.62

                                                                                     Special and Non-Recurring Items
                                                                     ---------------------------------------------------------------
                                                      12 Mos. Ended
                                                         12/31/02        Sales of                       Impact of      Investment-
                                                         Reported     Businesses and    Transition      Operations       Related
Unaudited                                                 (GAAP)     Investments, Net     Costs            Sold          Charges
---------                                             -------------  ----------------  ------------    ------------    ------------

OPERATING REVENUES                                     $     67,304    $         --    $         --    $       (623)   $         --

OPERATING EXPENSES
Cost of services and sales                                   19,911              --            (143)           (142)             --
Selling, general & administrative expense                    21,846              --            (367)            (99)           (732)
Depreciation and amortization expense                        13,290              --              --              --              --
Sales of businesses, net                                     (2,747)          2,747              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------
TOTAL OPERATING EXPENSES                                     52,300           2,747            (510)           (241)           (732)
                                                       ------------    ------------    ------------    ------------    ------------
OPERATING INCOME                                             15,004          (2,747)            510            (382)            732
Operating income impact of operations sold                       --              --              --             382              --
Equity in earnings (loss) of unconsolidated businesses       (1,547)             --              --              --           2,012
Income (loss) from other unconsolidated businesses           (2,857)           (383)             --              --           3,458
Other income and (expense), net                                 192              --              --              --              --
Interest expense                                             (3,130)             --              --              --              --
Minority interest                                            (1,404)             --             (43)             --              --
                                                       ------------    ------------    ------------    ------------    ------------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                                6,258          (3,130)            467              --           6,202
Income tax provision                                         (1,597)          1,235            (179)             --            (550)
                                                       ------------    ------------    ------------    ------------    ------------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 4,661          (1,895)            288              --           5,652
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                              (74)             --              --              --              --
  Income tax provision                                          (12)             --              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------
      Loss on discontinued operations                           (86)             --              --              --              --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                                  (496)             --              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------
NET INCOME                                             $      4,079    $     (1,895)   $        288    $         --    $      5,652
                                                       ============    ============    ============    ============    ============


BASIC EARNINGS PER COMMON SHARE(1)                     $       1.49    $       (.69)   $        .11    $         --    $       2.07

DILUTED EARNINGS PER COMMON SHARE(1)                   $       1.49    $       (.69)   $        .10    $         --    $       2.06

                                                                                Special and Non-Recurring Items
                                                      ------------------------------------------------------------------------------
                                                                                                                       Cumulative
                                                        Severance,                                                      Effect of
                                                       Pension and      NorthPoint    Other Special        Tax         Accounting
Unaudited                                             Benefit Charges   Settlement        Items          Benefits        Change
---------                                             ---------------  ------------   -------------    ------------    ------------

OPERATING REVENUES                                     $         --    $         --    $         --    $         --    $         --

OPERATING EXPENSES
Cost of services and sales                                       (1)             --               7              --              --
Selling, general & administrative expense                    (1,948)           (175)           (600)             --              --
Depreciation and amortization expense                            --              --              --              --              --
Sales of businesses, net                                         --              --              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------
TOTAL OPERATING EXPENSES                                     (1,949)           (175)           (593)             --              --
                                                       ------------    ------------    ------------    ------------    ------------
OPERATING INCOME                                              1,949             175             593              --              --
Operating income impact of operations sold                       --              --              --              --              --
Equity in earnings (loss) of unconsolidated businesses           59              --              (9)             --              --
Income (loss) from other unconsolidated businesses               --              --              --              --              --
Other income and (expense), net                                  --              --              42              --              --
Interest expense                                                 --              --              --              --              --
Minority interest                                               (20)             --              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                                1,988             175             626              --              --
Income tax provision                                           (727)            (61)           (157)         (2,104)             --
                                                       ------------    ------------    ------------    ------------    ------------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 1,261             114             469          (2,104)             --
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                                3              --              --              --              --
  Income tax provision                                           --              --              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------
      Loss on discontinued operations                             3              --              --              --              --
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                                    --              --              --              --             496
                                                       ------------    ------------    ------------    ------------    ------------
NET INCOME                                             $      1,264    $        114    $        469    $     (2,104)   $        496
                                                       ============    ============    ============    ============    ============


BASIC EARNINGS PER COMMON SHARE(1)                     $        .46    $        .04    $        .17    $       (.77)   $        .18

DILUTED EARNINGS PER COMMON SHARE(1)                   $        .46    $        .04    $        .17    $       (.77)   $        .18

                                                      12 Mos. Ended
                                                         12/31/02
                                                      Before Special
Unaudited                                                  Items
---------                                             --------------

OPERATING REVENUES                                     $     66,681

OPERATING EXPENSES
Cost of services and sales                                   19,632
Selling, general & administrative expense                    17,925
Depreciation and amortization expense                        13,290
Sales of businesses, net                                         --
                                                       ------------
TOTAL OPERATING EXPENSES                                     50,847
                                                       ------------
OPERATING INCOME                                             15,834
Operating income impact of operations sold                      382
Equity in earnings (loss) of unconsolidated businesses          515
Income (loss) from other unconsolidated businesses              218
Other income and (expense), net                                 234
Interest expense                                             (3,130)
Minority interest                                            (1,467)
                                                       ------------
INCOME BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                               12,586
Income tax provision                                         (4,140)
                                                       ------------
INCOME BEFORE DISCONTINUED OPERATIONS
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 8,446
DISCONTINUED OPERATIONS
  Loss from operations of Iusacell                              (71)
  Income tax provision                                          (12)
                                                       ------------
      Loss on discontinued operations                           (83)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
   NET OF TAX                                                    --
                                                       ------------
NET INCOME                                             $      8,363
                                                       ============


BASIC EARNINGS PER COMMON SHARE(1)                     $       3.06

DILUTED EARNINGS PER COMMON SHARE(1)                   $       3.05

FOOTNOTE:

(1) EPS totals may not add across due to rounding.

NOTE: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
SELECTED FINANCIAL AND OPERATING STATISTICS
--------------------------------------------------------------------------------
                                 (dollars in millions, except per share amounts)


                                                            3 Mos. Ended   3 Mos. Ended    12 Mos. Ended   12 Mos. Ended
Unaudited                                                     12/31/03        12/31/02        12/31/03        12/31/02
---------                                                   ------------   ------------    -------------   -------------

Debt to debt and shareowners' equity ratio-end of period           57.6%           62.0%           57.6%           62.0%

Book value per common share                                  $    12.09      $    11.89      $    12.09      $    11.89

Cash dividends declared per common share                     $     .385      $     .385      $     1.54      $     1.54

Common shares outstanding (in millions)
  End of period                                                   2,768           2,743           2,768           2,743

Capital expenditures (including capitalized
 network and non-network software)
  Domestic Telecom                                           $    2,055      $    2,670      $    6,820      $    8,004
  Domestic Wireless                                               1,511           1,388           4,590           4,414
  Information Services                                               29              32              84             167
  International                                                     136             152             358             421
  Other                                                              11              25              32              55
                                                             ----------      ----------      ----------      ----------
  Total                                                      $    3,742      $    4,267      $   11,884      $   13,061
                                                             ==========      ==========      ==========      ==========

Total employees(1)                                              203,065         227,813         203,065         227,813

FOOTNOTE:

(1) Prior period adjusted to reflect a comparable figure.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                                           (dollars in millions)

Unaudited                                          12/31/03        12/31/02        $ Change
---------                                         ----------      ----------      ----------

ASSETS
Current assets
  Cash and cash equivalents                       $      699      $    1,422      $     (723)
  Short-term investments                               2,172           2,042             130
  Accounts receivable, net                             9,905          12,496          (2,591)
  Inventories                                          1,283           1,497            (214)
  Assets of discontinued operations                       --           1,305          (1,305)
  Prepaid expenses and other                           4,234           3,331             903
                                                  ----------      ----------      ----------
Total current assets                                  18,293          22,093          (3,800)
                                                  ----------      ----------      ----------
Plant, property and equipment                        180,975         176,838           4,137
  Less accumulated depreciation                      105,659         103,080           2,579
                                                  ----------      ----------      ----------
                                                      75,316          73,758           1,558
                                                  ----------      ----------      ----------
Investments in unconsolidated businesses               5,789           4,986             803
Wireless licenses                                     40,907          40,038             869
Goodwill                                               1,389           1,339              50
Other intangible assets, net                           4,733           4,962            (229)
Other assets                                          19,541          20,292            (751)
                                                  ----------      ----------      ----------
TOTAL ASSETS                                      $  165,968      $  167,468      $   (1,500)
                                                  ==========      ==========      ==========

LIABILITIES AND SHAREOWNERS' INVESTMENT
Current liabilities
  Debt maturing within one year                   $    5,967      $    9,267      $   (3,300)
  Accounts payable and accrued liabilities            14,699          12,642           2,057
  Liabilities of discontinued operations                  --           1,007          (1,007)
  Other                                                5,904           5,013             891
                                                  ----------      ----------      ----------
Total current liabilities                             26,570          27,929          (1,359)
                                                  ----------      ----------      ----------
Long-term debt                                        39,413          44,003          (4,590)
Employee benefit obligations                          16,759          15,389           1,370
Deferred income taxes                                 21,708          19,467           2,241
Other liabilities                                      3,704           4,007            (303)

Minority interest                                     24,348          24,057             291

Shareowners' investment
  Common stock                                           277             275               2
  Contributed capital                                 25,363          24,685             678
  Reinvested earnings                                  9,409          10,536          (1,127)
  Accumulated other comprehensive loss                (1,250)         (2,110)            860
                                                  ----------      ----------      ----------
                                                      33,799          33,386             413

    Less common stock in treasury, at cost               115             218            (103)
    Less deferred compensation -
        employee stock ownership plans and other         218             552            (334)
                                                  ----------      ----------      ----------
Total shareowners' investment                         33,466          32,616             850
                                                  ----------      ----------      ----------
TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT     $  165,968      $  167,468      $   (1,500)
                                                  ==========      ==========      ==========

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
                                                           (dollars in millions)

                                                                                   12 Mos. Ended     12 Mos. Ended
Unaudited                                                                             12/31/03          12/31/02        $ Change
---------                                                                          -------------     -------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES
Income before discontinued operations and
 cumulative effect of accounting change                                             $      3,509      $      4,661    $     (1,152)
Adjustments to reconcile income before discontinued operations and cumulative effect of accounting change to net cash provided by operating activities:
  Depreciation and amortization expense                                                   13,617            13,290             327
  Sales of businesses, net                                                                  (141)           (2,747)          2,606
  Employee retirement benefits                                                             3,048              (501)          3,549
  Deferred income taxes                                                                      826             1,704            (878)
  Provision for uncollectible accounts                                                     1,803             2,899          (1,096)
  (Income) loss from unconsolidated businesses                                            (1,609)            4,404          (6,013)
  Changes in current assets and liabilities, net of
      effects from acquisition/disposition of businesses                                   1,726            (1,581)          3,307
  Other, net                                                                                (297)              (30)           (267)
                                                                                    ------------      ------------    ------------
Net cash provided by operating activities                                                 22,482            22,099             383
                                                                                    ------------      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures (including capitalized network
      and non-network software)                                                          (11,884)          (13,061)          1,177
Acquisitions, net of cash acquired, and investments                                       (1,162)           (1,088)            (74)
Proceeds from disposition of businesses                                                      229             4,638          (4,409)
Proceeds from spectrum payment refund                                                         --             1,740          (1,740)
Net change in short-term and other current investments                                      (120)             (216)             96
Other, net                                                                                   691             1,187            (496)
                                                                                    ------------      ------------    ------------
Net cash used in investing activities                                                    (12,246)           (6,800)         (5,446)
                                                                                    ------------      ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings                                                         4,653             7,820          (3,167)
Repayments of long-term borrowings and capital lease obligations                         (10,759)           (8,391)         (2,368)
Decrease in short-term obligations, excluding current maturities                          (1,330)          (11,024)          9,694
Dividends paid                                                                            (4,239)           (4,200)            (39)
Proceeds from sale of common stock                                                           839               915             (76)
Other, net                                                                                  (123)               71            (194)
                                                                                    ------------      ------------    ------------
Net cash used in financing activities                                                    (10,959)          (14,809)          3,850
                                                                                    ------------      ------------    ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            (723)              490          (1,213)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             1,422               932             490
                                                                                    ------------      ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $        699      $      1,422    $       (723)
                                                                                    ============      ============    ============

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
DOMESTIC TELECOM - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                           (dollars in millions)

                                          3 Mos. Ended   3 Mos. Ended                   12 Mos. Ended  12 Mos. Ended
Unaudited                                   12/31/03       12/31/02          % Change     12/31/03       12/31/02       % Change
---------                                 ------------   -------------       --------   -------------    ---------      --------
OPERATING REVENUES
  Local services                            $   4,825      $   4,906           (1.7)      $  19,454      $  20,271          (4.0)
  Network access services                       3,073          3,383           (9.2)         12,719         13,427          (5.3)
  Long distance services                        1,006            777           29.5           3,788          3,170          19.5
  Other services                                1,001          1,000             .1           3,641          3,971          (8.3)
                                            ---------      ---------                      ---------      ---------
TOTAL OPERATING REVENUES                        9,905         10,066           (1.6)         39,602         40,839          (3.0)
                                            ---------      ---------                      ---------      ---------

OPERATING EXPENSES
  Cost of services and sales                    3,893          3,199           21.7          14,708         13,390           9.8
  Selling, general & administrative
   expense                                      2,195          2,349           (6.6)          8,517          9,048          (5.9)
  Depreciation and amortization expense         2,290          2,366           (3.2)          9,217          9,456          (2.5)
                                            ---------      ---------                      ---------      ---------
TOTAL OPERATING EXPENSES                        8,378          7,914            5.9          32,442         31,894           1.7
                                            ---------      ---------                      ---------      ---------
OPERATING INCOME                            $   1,527      $   2,152          (29.0)      $   7,160      $   8,945         (20.0)
OPERATING INCOME MARGIN                          15.4%          21.4%                          18.1%          21.9%

SEGMENT INCOME                              $     710      $   1,052          (32.5)      $   3,335      $   4,364         (23.6)

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.


--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
DOMESTIC TELECOM - SELECTED OPERATING STATISTICS
--------------------------------------------------------------------------------


                                           3 Mos. Ended   3 Mos. Ended                  12 Mos. Ended  12 Mos. Ended
Unaudited                                    12/31/03       12/31/02       % Change        12/31/03       12/31/02       % Change
---------                                  ------------   -------------    --------     -------------  --------------    --------
Switched access lines in service (000)
  Residence                                    36,089         37,458           (3.7)         36,089         37,458           (3.7)
  Business                                     18,990         19,994           (5.0)         18,990         19,994           (5.0)
  Public                                          462            522          (11.5)            462            522          (11.5)
                                           ----------     ----------                     ----------     ----------
Total                                          55,541         57,974           (4.2)         55,541         57,974           (4.2)
  Special DS0 equivalents                      84,806         77,823            9.0          84,806         77,823            9.0
                                           ----------     ----------                     ----------     ----------
Total voice grade equivalents (000)           140,347        135,797            3.4         140,347        135,797            3.4
                                           ----------     ----------                     ----------     ----------

Resale & UNE-P lines (000)                      5,762          4,235           36.1           5,762          4,235           36.1
Minutes of use from Carriers and CLECs
 (in millions)                                 58,357         62,111           (6.0)        238,365        256,806           (7.2)
Long distance lines (000)                      16,636         12,481           33.3          16,636         12,481           33.3

High capacity and digital data
 revenues ($ in millions)
Data transport                             $    1,632     $    1,665           (2.0)     $    6,546     $    6,616           (1.1)
Data solutions                                    238            188           26.6             716            680            5.3
                                           ----------     ----------                     ----------     ----------
Total revenues                             $    1,870     $    1,853             .9      $    7,262     $    7,296            (.5)
                                           ----------     ----------                     ----------     ----------


FOOTNOTE:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
VERIZON WIRELESS - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                           (dollars in millions)



                                               3 Mos. Ended   3 Mos. Ended              12 Mos. Ended  12 Mos. Ended
Unaudited                                        12/31/03       12/31/02     % Change       12/31/03       12/31/02      % Change
---------                                      ------------   -------------  --------   -------------  -------------     --------
REVENUES
  Service revenues                              $   5,366      $   4,713         13.9      $  20,336      $  17,747          14.6
  Equipment and other                                 618            510         21.2          2,153          1,726          24.7
                                                ---------      ---------                   ---------      ---------
TOTAL REVENUES                                      5,984          5,223         14.6         22,489         19,473          15.5
                                                ---------      ---------                   ---------      ---------

OPERATING EXPENSES
  Cost of services and sales                        1,739          1,490         16.7          6,460          5,456          18.4
  Selling, general & administrative expense         2,115          1,845         14.6          8,057          7,084          13.7
  Depreciation and amortization expense             1,025            899         14.0          3,888          3,293          18.1
                                                ---------      ---------                   ---------      ---------
TOTAL OPERATING EXPENSES                            4,879          4,234         15.2         18,405         15,833          16.2
                                                ---------      ---------                   ---------      ---------
OPERATING INCOME                                $   1,105      $     989         11.7      $   4,084      $   3,640          12.2
OPERATING INCOME MARGIN                              18.5%          18.9%                       18.2%         18.7%

SEGMENT INCOME                                  $     307      $     261         17.6      $   1,083      $     966          12.1

SELECTED OPERATING STATISTICS
Subscribers (000)                                  37,522         32,491         15.5         37,522         32,491          15.5
Penetration                                          16.0%          14.3%                       16.0%          14.3%
Subscriber net adds in period(1) (000)              1,496            970         54.2          5,031          3,093          62.7
Total churn rate, including prepaid                   1.7%           2.1%                        1.8%           2.3%


FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

(1) Includes acquisition of 68,000 subscribers, 411,000 subscribers and 6,000 subscribers in the first, third and fourth quarters of 2002, respectively, and 6,000 subscribers in the first quarter of 2003.

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
INFORMATION SERVICES - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                           (dollars in millions)


                                     3 Mos. Ended    3 Mos. Ended                    12 Mos. Ended    12 Mos. Ended
Unaudited                              12/31/03        12/31/02        % Change         12/31/03         12/31/02       % Change
---------                            ------------    ------------      --------      -------------    --------------    --------
OPERATING REVENUES                   $    1,013      $    1,374           (26.3)      $    4,114       $    4,287           (4.0)

OPERATING EXPENSES
  Cost of services and sales                146             229           (36.2)             641              688           (6.8)
  Selling, general & administrative
   expense                                  429             378            13.5            1,505            1,411            6.7
  Depreciation and amortization
   expense                                   23              22             4.5               89               74           20.3
  Sales of businesses, net                   --              --               *             (141)              --              *
                                     ----------      ----------                       ----------       ----------
TOTAL OPERATING EXPENSES                    598             629            (4.9)           2,094            2,173           (3.6)
                                     ----------      ----------                       ----------       ----------

OPERATING INCOME                     $      415      $      745           (44.3)      $    2,020       $    2,114           (4.4)
OPERATING INCOME MARGIN                    41.0%           54.2%                            49.1%            49.3%

SEGMENT INCOME                       $      247      $      461           (46.4)      $    1,206       $    1,281           (5.9)


FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results. However, prior year results have not been adjusted for the change in accounting, effective January 1, 2003, related to recognition of directory revenues and direct costs from the publication date method to the amortization method.

* Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
INTERNATIONAL - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                           (dollars in millions)


                                        3 Mos. Ended    3 Mos. Ended                    12 Mos. Ended   12 Mos. Ended
Unaudited                                 12/31/03        12/31/02        % Change         12/31/03        12/31/02       % Change
---------                               ------------    ------------      --------      -------------   --------------    --------
OPERATING REVENUES                      $      477      $      549           (13.1)      $    1,949      $    2,219          (12.2)

OPERATING EXPENSES
  Cost of services and sales                   152             163            (6.7)             574             586           (2.0)
  Selling, general & administrative
   expense                                     118             138           (14.5)             691             610           13.3
  Depreciation and amortization
   expense                                      94              88             6.8              346             376           (8.0)
                                        ----------      ----------                       ----------      ----------
TOTAL OPERATING EXPENSES                       364             389            (6.4)           1,611           1,572            2.5
                                        ----------      ----------                       ----------      ----------

OPERATING INCOME                        $      113      $      160           (29.4)      $      338      $      647          (47.8)
OPERATING INCOME MARGIN                       23.7%           29.1%                            17.3%           29.2%

EQUITY IN EARNINGS OF
  UNCONSOLIDATED BUSINESSES             $      302      $      179            68.7       $    1,091      $      644           69.4
INCOME FROM OTHER
  UNCONSOLIDATED BUSINESSES             $       --      $        6          (100.0)      $      169      $      218          (22.5)

SEGMENT INCOME                          $      341      $      294            16.0       $    1,392      $    1,152           20.8


FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

* Not meaningful

--------------------------------------------------------------------------------
VERIZON COMMUNICATIONS INC.
OTHER RECONCILIATIONS
--------------------------------------------------------------------------------

                                                           (dollars in millions)


                                                      12 Mos. Ended   12 Mos. Ended
Unaudited                                                  12/31/03        12/31/02
---------                                             -------------   -------------
FREE CASH FLOW - TOTAL VERIZON
  Cash from operating activities                         $   22,482      $   22,099
  Less: Capital expenditures (including network
        and non-network software)                           (11,884)        (13,061)
        Dividends paid                                       (4,239)         (4,200)
                                                         ----------      ----------
  Free Cash Flow                                         $    6,359      $    4,838
                                                         ==========      ==========

CASH FLOW SUMMARY - TOTAL VERIZON
  Cash from operating activities                         $   22,482      $   22,099
  Cash used in investing activities                         (12,246)         (6,800)
  Cash used in financing activities                         (10,959)        (14,809)
                                                         ----------      ----------
  Increase (decrease) in cash and cash equivalents             (723)            490
  Cash and cash equivalents, beginning of period              1,422             932
                                                         ----------      ----------
  Cash and cash equivalents, end of period               $      699      $    1,422
                                                         ==========      ==========



                                                      12 Mos. Ended   12 Mos. Ended
Unaudited                                                  12/31/03        12/31/02
---------                                             -------------   -------------

SEGMENT FREE CASH FLOW - DOMESTIC TELECOM
  Cash from operating activities                      $   12,325      $   11,546
  Less: Capital expenditures (including
        network and non-network software)                 (6,820)         (8,004)
                                                      ----------      ----------
  Segment Free Cash Flow                              $    5,505      $    3,542
                                                      ==========      ==========

CASH FLOW SUMMARY - DOMESTIC TELECOM
  Cash from operating activities                      $   12,325      $   11,546
  Cash used in investing activities                       (6,790)         (4,057)
  Cash used in financing activities                       (5,532)         (7,612)
                                                      ----------      ----------
  Increase (decrease) in cash and cash equivalents             3            (123)
  Cash and cash equivalents, beginning of period             160             283
                                                      ----------      ----------
  Cash and cash equivalents, end of period            $      163      $      160
                                                      ==========      ==========

SEGMENT FREE CASH FLOW - VERIZON WIRELESS
  Cash from operating activities                      $    7,513      $    6,511
  Less: Capital expenditures (including
        network and non-network software)                 (4,590)         (4,414)
                                                      ----------      ----------
  Segment Free Cash Flow                              $    2,923      $    2,097
                                                      ==========      ==========

CASH FLOW SUMMARY - VERIZON WIRELESS
  Cash from operating activities                      $    7,513      $    6,511
  Cash used in investing activities                       (5,492)         (3,363)
  Cash used in financing activities                       (2,008)         (3,222)
                                                      ----------      ----------
  Increase (decrease) in cash and cash equivalents            13             (74)
  Cash and cash equivalents, beginning of period             124             198
                                                      ----------      ----------
  Cash and cash equivalents, end of period            $      137      $      124
                                                      ==========      ==========

SEGMENT FREE CASH FLOW - INFORMATION SERVICES
  Cash from operating activities                      $    1,179      $    1,163
  Less: Capital expenditures (including
        network and non-network software)                    (84)           (167)
                                                      ----------      ----------
  Segment Free Cash Flow                              $    1,095      $      996
                                                      ==========      ==========

CASH FLOW SUMMARY - INFORMATION SERVICES
  Cash from operating activities                      $    1,179      $    1,163
  Cash provided by (used in) investing activities            141            (166)
  Cash used in financing activities                       (1,340)         (1,004)
                                                      ----------      ----------
  Decrease in cash and cash equivalents                      (20)             (7)
  Cash and cash equivalents, beginning of period              79              86
                                                      ----------      ----------
  Cash and cash equivalents, end of period            $       59      $       79
                                                      ==========      ==========



Unaudited                                                  12/31/03        12/31/02
---------                                                ----------      ----------
NET DEBT
  Short-term debt                                        $    5,967      $    9,267
  Long-term debt                                             39,413          44,003
  Less: Cash and cash equivalents                              (699)         (1,422)
                                                         ----------      ----------
                                                         $   44,681      $   51,848
                                                         ==========      ==========


                                            3 Mos. Ended   3 Mos. Ended  12 Mos. Ended  12 Mos. Ended
Unaudited                                       12/31/03       12/31/02       12/31/03       12/31/02
---------                                   ------------   ------------  -------------  -------------
TOTAL VERIZON REVENUES - CONFORMING BASIS
  Operating revenues - reported               $   17,278     $   17,154      $   67,752     $   67,304
  Domestic Telecom property sales                     --             --              --           (623)
                                              ----------     ----------      ----------     ----------
  Operating revenues - adjusted                   17,278         17,154          67,752         66,681
  Directory accounting change                         --           (315)             --            (78)
                                              ----------     ----------      ----------     ----------
  Conforming basis revenues                   $   17,278     $   16,839      $   67,752     $   66,603
                                              ==========     ==========      ==========     ==========


VERIZON INFORMATION SERVICES REVENUES
    - CONFORMING BASIS
  Operating revenues                          $    1,013     $    1,374      $    4,114     $    4,287
  Directory accounting change                         --           (315)             --            (78)
                                              ----------     ----------      ----------     ----------
  Conforming basis revenues                   $    1,013     $    1,059      $    4,114     $    4,209
                                              ==========     ==========      ==========     ==========